Exhibit 99.1


                     DESCRIPTION OF DIRECTORS, OFFICERS AND
                   PRINCIPAL STOCKHOLDERS AND RELATED MATTERS


Directors and Officers

         The persons listed below are the current directors and officers of the Registrant.


Name                 Age           Director Since      Position
------              ----           --------------      ---------

Robert Landau        28            1999                President and Director

David Roff           28            1999                Treasurer and Director

Brice Scheschuk      28            1999                Secretary and Director

Glen Akselrod        30            1999                Director



         Robert Landau is a co-founder of Level Jump and has been President since its inception in March 1999. Mr. Landau is a co-founder of thestockpage.com and has been President since its inception in August 1997. Mr. Landau designed the first thestockpage.com web site and was one of the pioneers of on-line investment newsletters. He has significant experience in capital markets, Internet marketing, investor relations and web site design. Mr. Landau is responsible for strategic direction and overall management of Level Jump and thestockpage.com. He is also actively involved in sales to investor relations clients. Prior to founding Level Jump and thestockpage.com, Mr. Landau worked for Watson Wyatt from February 1995 to February 1998. Watson Wyatt is an actuarial consultant to some of the largest pension plans in Canada. He has a Bachelor of Commerce - Actuarial Science and Finance degree from the University of Toronto in Toronto, Ontario, Canada.

David Roff, CA is a co-founder of Level Jump and has been Vice President Operations and Administration since its inception in March 1999. Mr. Roff is a co-founder of thestockpage.com and has been Vice President since its inception in August 1997. Mr. Roff designed the marketing campaigns that resulted in member growth to over 30,000 members. He has significant experience in Internet marketing, capital markets and financial management. Mr. Roff is responsible for human resources, administration and internal operations at Level Jump and thestockpage.com. He is a Canadian Chartered Accountant and previously worked for Coopers & Lybrand (now PricewaterhouseCoopers) Consulting in Toronto from May 1995 to March 1998 where he advised large financial institutions, investment fund complexes and other organizations on technology and internal control strategies. Mr. Roff has a Bachelor of Arts degree from the University of Western Ontario in London, Ontario, Canada.





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Brice Scheschuk, CA is a co-founder of Level Jump and has been Vice President
Finance since its inception March 1999. Mr. Scheschuk joined thestockpage.com in August 1998 as Vice President Finance. Mr. Scheschuk has significant experience in areas that include corporate finance, financial accounting, internal control and taxation. He is a Canadian Chartered Accountant and previously worked for Coopers & Lybrand (now PricewaterhouseCoopers) Consulting from May 1994 to August 1998 in Boston and Toronto where he advised large banks, broker/dealers and investment fund complexes on business and operations strategy, risk management, derivative products, internal control and compliance, technology and business processes. Mr. Scheschuk has a Bachelor of Commerce First Class Honors Finance degree from Dalhousie University in Halifax, Nova Scotia, Canada.

Glen Akselrod is a co-founder of Level Jump in March 1999 and is Vice President in charge of thestockpage.com. Mr. Akselrod joined thestockpage.com in November 1998 as Vice President Investor Relations and oversaw the development and co-branding of the revamped thestockpage.com web site, which was unveiled in February 1999. Mr. Akselrod is responsible for investor relations at thestockpage.com. Prior to joining thestockpage.com, he worked from October 1996 to October 1998 at Blair Insurance Company and from March 1995 to October 1996 at State Farm Insurance Company, two property and casualty insurers, as an analyst. Mr. Akselrod has a Bachelor of Science - Actuarial Science and Economics degree from the University of Toronto in Toronto, Ontario, Canada.

Management Employment Agreements and Compensation

         On May 1, 1999, Level Jump and thestockpage.com signed written employment agreements with Robert Landau and David Roff. Mr. Landau acts as the president of the two companies and is compensated at an annual rate of $330,000. Mr. Roff acts as the Vice President Operations and Administration and is compensated at an annual rate of $256,000. Currently, each of these executives has agreed to reduce their salaries to $60,000 under these agreements until the time that Level Jump and thestockpage.com are funded in a manner to implement the initial phases of their business plan

         Each of the employment agreements provides for a five-year employment term. Each executive will be paid the annual salary indicated and will receive various benefits including four weeks paid vacation, medical, dental and disability insurance and reimbursement for the premiums of term life insurance in the face amount of $1,000,000. Each of the executives may engage in other businesses, either individually or through partnerships or corporations in which they have an interest, hold an office or serve on boards of directors. Certain conflicts of interest may arise between the company and the executives. The agreements may be terminated by the company or executives at any time, or upon a showing of cause by the company or upon good reason by the executive. If terminated by the company without reason, the company will pay the salary amount for the full term of the agreement, otherwise if for cause by the company or good reason by executives he will be paid one year's salary. Upon death or disability, the executives will not be paid anything after the date of termination. The executives are not subject to any non-competition or non-disclosure obligations.




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Stock Options

         The 1999 Performance Equity Plan of Level Jump will be adopted by the Registrant. The amounts set forth below have been adjusted to reflect the adoption of the plan. Currently the plan provides for 2,750,000 shares of Common Stock to be reserved for issuance upon incentive or non-qualified stock options, stock appreciation rights, restricted stock awards, deferred stock and other stock based awards. Awards may be made to officers, directors, key employees and consultants. The plan will terminate at such time as no further awards may be granted and awards granted are no longer outstanding, provided incentive options may only be granted until April 30, 2009. The plan is administered by the board of directors. The board of directors, to the extent permitted by the provisions of the plan, has the authority to determine the selection of participants, allotment of shares, price, and other conditions of purchase of awards and administration of the plan in order to attract and retain persons instrumental to the success of the company.

         Level Jump has granted stock options under the plan to its executive officers as follows:


    Name         Number of Stock  Vesting Date      Expiration         Exercise
                     Options                           Date             Price
Robert Landau        123,750      May 1, 1999      April 30, 2004       $1.00
                     123,750      May 1, 2000      April 30, 2005       $1.25
                     123,750      May 1, 2001      April 30, 2006       $1.50
                     123,750      May 1, 2002      April 30, 2007       $1.75
                     123,750      May 1, 2003      April 30, 2008       $2.00
David Roff            82,500      May 1, 1999      April 30, 2004       $1.00
                      82,500      May 1, 2000      April 30, 2005       $1.25
                      82,500      May 1, 2001      April 30, 2006       $1.50
                      82,500      May 1, 2002      April 30, 2007       $1.75
                      82,750      May 1, 2003      April 30, 2008       $2.00
Brice  Scheschuk      34,375      May 1, 1999      April 30, 2004       $1.00
                      34,375      May 1, 2000      April 30, 2005       $1.25
                      34,375      May 1, 2001      April 30, 2006       $1.50
                      34,375      May 1, 2002      April 30, 2007       $1.75
                      34,375      May 1, 2003      April 30, 2008       $2.00
Glen Akselrod         34,375      May 1, 1999      April 30, 2004       $1.00
                      34,375      May 1, 2000      April 30, 2005       $1.25
                      34,375      May 1, 2001      April 30, 2006       $1.50
                      34,375      May 1, 2002      April 30, 2007       $1.75
                      34,375      May 1, 2003      April 30, 2008       $2.00
Total              1,375,000

The other plans of the Company have been or will be terminated.





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Remuneration of the Board of Directors

         Directors who are not employees currently do not receive any compensation for their duties as directors. All directors are reimbursed for any actual expense incurred in attending meetings of the board of directors.

Keyman Life Insurance

         Level Jump does not presently own life insurance covering the death of any officer, director or key employee.

Voting Agreements related to Registrant Common Stock

         ZDG Holdings Inc., a corporation wholly owned by Marnie Miller, the spouse of Robert Landau, and of which Mr. Robert Landau is the sole director and president, entered into a Voting Agreement with each of Brice Scheschuk and Glen Akselrod relating to 504,000 shares of Common Stock of the Registrant. These agreements give ZDG the right to vote all the shares of Common Stock and any other securities issued by right of the Common Stock on all matters that may be presented to the voting securities holders of the Registrant, as it decides in its sole discretion. The term of these Voting Agreements ends on October 26, 2004.

         David Roff entered into a Voting Agreement with each of Brice Scheschuk and Glen Akselrod relating to 336,000 shares of Common Stock of the Registrant. These agreements give Mr. Roff the right to vote all the shares of Common Stock and any other securities issued by right of the Common Stock on all matters that may be presented to the voting securities holders of the Registrant, as he decides in his sole discretion. The term of these Voting Agreements ends on October 26, 2004.

Inter-Stockholder Option Agreements

         ZDG Holdings Inc., a corporation wholly owned by Marnie Miller, the spouse of Robert Landau, and of which Robert Landau is the sole director and president, entered into an Option Agreement with each of Brice Scheschuk and Glen Akselrod. Under these agreements, ZDG has the right to acquire at any time, in whole or in part, up to an aggregate of 504,000 shares of Common Stock of the Registrant. The option may be exercised for $0.25 per share, until October 26, 2004.

         David Landau entered into an Option Agreement with each of Brice Scheschuk and Glen Akselrod. Under these agreements, Mr. Roff has the right to acquire at any time, in whole or in part, up to an aggregate of 336,000 shares of Common Stock of the Registrant. The option may be exercised for $0.25 per share, until October 26, 2004.






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                              CERTAIN TRANSACTIONS

         On June 1, 1999, Level Jump acquired all the issued and outstanding common shares of thestockpage.com.

Transaction Mechanics

         The acquisition comprised the following elements:

o The articles of incorporation of thestockpage.com were amended to create a class of non-voting Exchangeable Shares without nominal or par value,

o Level Jump amended its charter to create two classes of Preferred Stock, Class A Preferred Stock and Class B Preferred Stock, and thestockpage.com subscribed for and was issued one share of each such class,

o thestockpage.com purchased from Messrs. Landau and Roff, the two previous common shareholders of thestockpage.com, for cancellation all the issued and outstanding common shares of thestockpage.com for consideration consisting of 9,300,000 shares of Exchangeable Stock and the two shares of Level Jump Preferred Stock referred to in b) above.

o Level Jump subscribed for and was issued 100 common shares of thestockpage.com,

o Each of Messrs. Landau and Roff entered into a Voting and Exchange Agreement with Level Jump and thestockpage.com, and

o    Level Jump and thestockpage.com entered into a Support Agreement.

         On October 14, 1999, Messrs. Landau and Roff agreed to modify the terms of the Exchangeable Shares of thestockpage.com to reduce the number of outstanding shares from 9,300,000 to 4,300,000 and modify the corresponding agreements. In exchange for the modification, Messrs. Landau and Roff were issued an aggregate of 5,000,000 shares a new class of Preference Shares, no par value, of thestockpage.com ("Preference Shares").

Description of Securities of Level Jump Preferred Shares and thestockpage.com, Exchangeable Shares

Voting Rights of Exchangeable Shares and Level Jump Preferred Stock

         Holders of Exchangeable Shares will generally not be permitted to vote at meetings of the shareholders of thestockpage.com (except, where required by law, as a separate class). Level Jump will be the only voting shareholder of thestockpage.com.




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         Each share of the Class A Preferred Stock and Class B Preferred Stock
of Level Jump (the " Special Voting Shares" ) will in the aggregate carry the number of votes, exercisable at any meeting at which Level Jump stockholders are entitled to vote or in a consent action, the number of votes equal to the number of outstanding Exchangeable Shares not owned by Level Jump or its subsidiaries and affiliates Except as to matters on which applicable law or Articles of Incorporation require a separate vote, the Special Voting Shares will vote with the Common Stock as a single class.

         Level Jump will send to the holders of Special Voting Shares the notice of each meeting at which Level Jump stockholders are entitled to vote, together with the related meeting materials, at the same time as Level Jump sends such notice and materials to the Level Jump stockholders. Level Jump will also send to the holders of Special Voting Shares copies of all information statements, interim and annual financial statements, reports and other materials sent by Level Jump to the Level Jump stockholders at the same time as such materials are sent to the Level Jump stockholders.

         All rights of a holder of Special Voting Shares to exercise votes attached to the Special Voting Shares will cease upon the exchange, redemption or other cancellation of Exchangeable Shares for shares of Common Stock.

Dividend Rights of the Exchangeable Shares

         Under the share provisions of the Exchangeable Shares, holders of Exchangeable Shares will be entitled to receive dividends which are intended, so far as possible, to be functionally and economically equivalent to those declared on Level Jump shares of Common Stock. The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on Exchangeable Shares shall be the same dates as the record date and payment date, respectively, for the corresponding dividend on Level Jump shares of Common Stock.

Retraction Rights of the Exchangeable Shares

         Pursuant to the share provisions of the Exchangeable Shares, subject to applicable law and an overriding retraction call right of Level Jump described below, holders of Exchangeable Shares shall be entitled at any time to require thestockpage.com to retract any or all such Exchangeable Shares and to receive, for each Exchangeable Share, an amount equal to the market price of a share of Level Jump Common Stock, plus an additional amount equal to declared and unpaid dividends which shall be satisfied by Level Jump causing to be delivered to such holder one share of Level Jump Common Stock for each such Exchangeable Share and paying to such holder the amount in respect of declared and unpaid dividends.

         Upon receipt of a retraction request, the stockpage.com shall immediately notify Level Jump of such request. Level Jump shall thereafter have two business days in which to notify thestockpage.com that it intends to exercise its overriding retraction call right to purchase all, but not less than all, of the Exchangeable Shares submitted by the holder thereof for retraction. The purchase price for each such Exchangeable Share purchased by Level Jump


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shall be an amount equal to the market price of a share of Common Stock, plus an additional amount equal to declared and unpaid dividends, and shall be satisfied by Level Jump causing to be delivered to such holder one share of Level Jump Common Stock for each such Exchangeable Share and paying to such holder the amount in respect of the declared and unpaid dividends.

Liquidation Exchange Rights related to the Exchangeable Shares

         Pursuant to each Voting and Exchange Agreement, upon the occurrence and during the continuance of an Insolvency Event, with respect to thestockpage.com, a holder of Exchangeable Shares may require Level Jump to purchase any or all of the Exchangeable Shares held by the holder. Insolvency Event is defined to include (i) any insolvency or bankruptcy proceeding instituted by or against thestockpage.com, including any such proceeding under the Companies Creditors Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), (ii) the admission in writing by the stockpage.com of its inability to pay its debts generally as they become due and (iii) the inability of thestockpage.com, as a result of solvency requirements of applicable law, to redeem any Exchangeable Shares tendered for retraction. Immediately upon the occurrence of an Insolvency Event or any event which may, with the passage of time or the giving of notice, become an Insolvency Event, thestockpage.com and/or Level Jump will give written notice thereof to the holders of Exchangeable Shares.

         Level Jump is granted the overriding right, in the event of and notwithstanding the proposed voluntary or involuntary liquidation, dissolution or winding-up of thestockpage.com, to purchase all, but not less than all, of the Exchangeable Shares then outstanding and, upon the exercise by Level Jump of such right, the holders of Exchangeable Shares will be obligated to sell such shares to Level Jump The purchase by Level Jump of all the outstanding Exchangeable Shares upon the exercise of such right will occur on the effective time of the voluntary or involuntary liquidation, dissolution or winding-up of thestockpage.com. The purchase price payable by Level Jump for each Exchangeable Share will be equal to the market price of a share of Level Jump common stock as of the last business day immediately prior to the effective time of such voluntary or involuntary liquidation, dissolution or winding up of thestockpage.com plus an additional amount equal to declared and unpaid dividends and shall be satisfied by Level Jump causing to be delivered to such holder one share of Level Jump Common Stock for each such Exchangeable Share and paying to such holder the amount in respect of declared and unpaid dividends.

         If, as a result of solvency provisions of applicable law, thestockpage.com is unable to redeem all Exchangeable Shares specified in a retraction request and provided that Level Jump has not exercised its retraction call right with respect to such shares and the holder of Exchangeable Shares has not revoked the retraction request, the holder will be deemed to have exercised his right to require Level Jump to purchase the Exchangeable Shares and Level Jump will be required to purchase such shares from the holder in the manner set forth above.





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



Automatic Exchange Rights in the Event of the Insolvency of Level Jump Related to the Exchangeable Shares

         Under each Voting and Exchange Agreement, in the event of the voluntary or involuntary liquidation, dissolution or winding-up of Level Jump, Level Jump will be required to purchase each outstanding Exchangeable Share for a purchase price equal to the market price of a share of Level Jump Common Stock as of the last business day immediately prior to the effectiveness of such voluntary or involuntary liquidation, dissolution or winding up of Level Jump, plus an additional amount equal to declared and unpaid dividends, which shall be satisfied by Level Jump causing to be delivered to such holder one share of Level Jump Common Stock for each such Exchangeable Share and paying to such holder the amount in respect of declared and unpaid dividends.

Certain Restrictions of the Exchangeable Shares

         While any of the Exchangeable Shares are outstanding, and dividends thereon resulting from distribution by Level Jump are unpaid, thestockpage.com cannot, without the approval of the holders of two-thirds of the Exchangeable Shares obtained under Ontario Law, take any of the following actions:

o pay dividends on the common stock or other junior ranking shares, redeem, retract or purchase or make a capital distribution on the common stock or other junior ranking shares,

o redeem or purchase any other shares of thestockpage.com ranking equally with or junior to the Exchangeable Shares with respect to the payment of dividends, or

o issue any Exchangeable Shares or other equally ranking shares, other than as required upon a dividend or distribution by Level Jump.

Anti-dilution Rights of the Exchangeable Shares

         The Exchangeable Shares are subject to adjustment as to number based upon changes in the capitalization of Level Jump, in the event of stock dividends or split-ups and are exchangeable into any securities into which the Common Stock of Level Jump is converted in connection with any merger or combination. In addition the Exchangeable Shares are entitled to receive the cash equivalent of any property distributed on the Common Stock of Level Jump or securities distributed in respect of the Common Stock of Level Jump.

Support Agreement Related to the Exchangeable Shares

         Level Jump and thestockpage.com have entered into a Support Agreement. The Support Agreement provides that no dividends will be declared or paid on the Level Jump Common Stock unless thestockpage.com simultaneously declares and pays an economically equivalent dividend (after appropriate adjustments for currency translations) on the Exchangeable Shares. The Support Agreement also provides that Level Jump will do all things necessary to ensure that thestockpage.com




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will be able to make all payments on the Exchangeable Shares required in the event of the liquidation, dissolution or winding-up of thestockpage.com or the retraction of Exchangeable Shares by a holder.

         The Support Agreement also provides that, without the prior approval of thestockpage.com and the holders of the Exchangeable Shares, Level Jump will not distribute additional Level Jump Common Stock or rights to subscribe therefor or other assets or evidences of indebtedness to all or substantially all holders of Level Jump common stock nor change the Level Jump Common Stock nor effect any reorganization or other transaction affecting the Level Jump Common Stock, unless the same or an economically equivalent distribution on, or change to, the Exchangeable Shares (or in the rights of the holders thereof) is made simultaneously.

         The Support Agreement also provides that so long as there remain outstanding any Exchangeable Shares not owned by Level Jump or any of its affiliates, Level Jump will be and remain the direct or indirect beneficial owner of all outstanding shares of thestockpage.com other than the Exchangeable Shares.

         With the exception of administrative changes for the purposes of adding covenants for the protection of the holder of the Exchangeable Shares, making certain necessary amendments or curing ambiguities or clerical errors (in each case provided that the board of directors of each of Level Jump and thestockpage.com is of the opinion that such amendments are not prejudicial to the interests of the holders of the Exchangeable Shares), the Support Agreement may not be amended without the approval of the holders of the Exchangeable Shares.

         Level Jump has agreed that it will not, and it will cause its subsidiaries and affiliates not to, exercise any voting rights attached to Exchangeable Shares owned by it or any of its subsidiaries or affiliates on any matter considered at meetings of holders of Exchangeable Shares (including any approval sought from such holders in respect of matters arising under the Support Agreement).

Voting and Exchange Agreements Relating to the Exchangeable Shares

         Level Jump and thestockpage.com have entered into a Voting and Exchange Agreement with each of Robert Landau and David Roff, pursuant to which each of Mr. Landau and Mr. Roff will be granted (i) voting rights with respect to matters presented to stockholders and (ii) rights relating to the exchange of Exchangeable Shares for shares of Common Stock.

Preference Shares

         The Preference Shares of thestockpage.com include 5,000,000 issued and outstanding shares. These shares do not have any voting rights except as required by law, but they are entitled to receive notice of all meetings of the stockholders of thestockpage.com called to approve a termination of the company or sale of substantially all the assets. The Preference Shares are entitled to receive dividends, subject to the prior rights of the Exchangeable Shares, at the non-cumulative rate of 12% per annum of the redemption amount, currently CD$.265 per share ("Redemption Amount"), when and as declared by the board of



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directors. The Preference Shares are subject to redemption by thestockpage.com, in whole or in part upon payment of the Redemption Amount and declared but unpaid dividends. In the event of a liquidation, dissolution or winding-up of thestockpage.com, subject to the rights of higher ranking shares, the Preference Shares are entitled to payment of the Redemption Amount prior to any payment in respect of junior ranking securities. Each holder of the Preference Shares has the right, at any time, in whole or in part, to have thestockpage.com redeem them at the Redemption Price.

                 BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS

         The following table sets forth, the name, number of shares beneficially owned, and the percentage of the Registrant's total outstanding Common Stock owned by (i) each of the officers and directors of the Registrant after the Exchange Transaction, (ii) the officers and directors as a group after the Exchange Transaction, and (iii) each person known to be the beneficial owner of more than 5% of the total outstanding shares of Common Stock. The number of shares and percentages in the table are calculated as if the 1999 Performance Equity Plan of Level Jump has been assumed by the Registrant and represents 2,750,000 shares of Common Stock of the Registrant. It also assumes that the Registrant has assumed the obligations of Level Jump under the Series A Preferred Stock and Series B Preferred Stock and Voting and Exchange Agreements, Support Agreements and Section 85(1) Rollover Agreements relating to such preferred stock which will obligate it to issue an aggregate of 5,912,500 shares of Common Stock in the future.


Name                              Number of Shares                    Percentage
----                              ----------------                    ----------
ZDG Holdings Inc. (1)                7,059,573                           61.2
David Roff (2)                       4,712,000                           45.7
Brice Scheschuk (3)                    825,000                           10.5
Glen Akselrod (4)                      825,000                           10.5
All officer and directors (5)       12,581,573                           89.5


(1) Includes 3,547,500 shares which may be issued upon exercise of the retraction rights of thestockpage.com Exchangeable Shares. Includes 252,000 shares subject to a voting agreement and an option agreement with Mr. Brice Scheschuk and 252,000 shares subject to a voting agreement and an option agreement with Mr. Glen Akselrod. Includes 780,573 shares owned by Mr. Landau and 123,750 shares subject to currently exercisable options issued to Mr. Robert Landau under the 1999 Performance Equity Plan of Level Jump and excludes 495,000 shares subject to options issued to Mr. Robert Landau under the plan which vest in the future. ZDG Holdings Inc. is a corporation wholly owned by the spouse of Mr. Landau, Ms. Marnie Miller. Mr. Landau is the sole director and president of ZDG Holdings Inc. If the assumptions for this table are not considered, ZDG has the authority to vote 2,607,750 shares and dispose of 2,103,750 shares and Mr. Landau has the authority




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         to vote and dispose of 780,573 shares representing an aggregate voting authority over 3,388,323 shares or 43.1% and an aggregate dispositive authority over 2,884,323 shares.

(2) Includes 2,365,000 shares which may be issued upon exercise of the retraction rights of thestockpage.com Exchangeable Shares. Includes 168,000 shares subject to a voting agreement and an option agreement with Mr. Brice Scheschuk and 168,000 shares subject to a voting agreement and an option agreement with Mr. Glen Akselrod. Includes 82,500 shares subject to currently exercisable options under the 1999 Performance Equity Plan of Level Jump and excludes 330,000 shares subject to options under the plan which vest in the future. If the assumptions for this table are not considered, Mr. Roff has the authority to vote an aggregate of 2,264,500 shares or 28.9% and dispose of an aggregate of 1,928,500 shares.

(3) Includes the 420,000 shares subject to voting agreements and option agreements with ZDG Holdings Inc. and Mr. David Roff. Includes 34,375 shares subject to currently exercisable options under the 1999 Performance Equity Plan of Level Jump and excludes 137,500 shares subject to options under the plan which vest in the future. If the assumptions for this table are not considered, Mr. Scheschuk has the authority to vote an aggregate of 370,625 shares or 4.7 % and dispose of an aggregate of 790,625 shares.

(4) Includes 420,000 shares subject to voting agreements and option agreements with ZDG Holdings Inc. and Mr. David Roff. Includes 34,375 shares subject to currently exercisable options under the 1999 Performance Equity Plan of Level Jump and excludes 137,500 shares subject to options under the plan which vest in the future. If the assumptions for this table are not considered, Mr. Akselrod has the authority to vote an aggregate of 370,625 shares or 4.7% and dispose of an aggregate of 790.625 shares.

(5) Includes 275,000 shares subject to currently exercisable options under the 1999 Performance Equity Plan of Level Jump and excludes 1,100,000 shares subject to options under the plan which vest in the future. If the assumptions for this table are not considered, all the directors and officers have the authority to vote 6,394,073 shares or 81.3%.



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